Exhibit 99.1

N E W S    R E L E A S E

Contacts:

Frank Nagle or Bob Ferri

Investor Relations

Nagle & Ferri Investor Relations

(415) 575-1999

Genesis Microchip Reports First

Quarter Fiscal 2004 Financial Results

SAN JOSE, Calif., July 29, 2003 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of display technologies for consumer and PC-display products, today announced its financial results for the first quarter of its fiscal year 2004, which ended June 30, 2003.

Financial highlights for the June 2003 quarter included:

•	Total revenues for the quarter were $53.9 million, up 30% year over year from $41.6 million in the June 2002 quarter;

•	Revenues from flat panel monitor products declined 11% sequentially, while revenues from video and non-monitor applications increased by 64% over the March quarter;

•	Gross margins were 42.9% in the June 2003 quarter, compared to 38.7% in June 2002 and 43.2% in the March 2003 quarter;

•	Measured in accordance with generally accepted accounting principles, net income for the quarter was $1.4 million, or $0.04 per share, compared to a loss of ($4.0 million) or ($0.13) per share in the June 2002 quarter, and net income of $1.0 million or $0.03 per share in the March 2003 quarter; and

•	On a pro forma basis (1), net income for the quarter was $4.1 million or $0.13 per share. This pro forma net income includes the effect of deducting legal fees for intellectual property and patent defense of $2.6 million.

(1)	Pro forma net income differs from net income determined according to accounting principles generally accepted in the United States, or GAAP. A schedule reconciling these amounts is included in this news release. Differences between GAAP and pro forma results in the June 2003 quarter include certain non-cash operating costs, such as the amortization of acquired intangible assets and of deferred stock compensation expense, and related income tax adjustments.

“We are pleased with the financial results we achieved in the quarter. Growth in sales of our video and non-monitor products exceeded our expectations, which offset most of the anticipated softness in revenues from flat panel monitor products,” said Genesis Microchip interim CEO Eric Erdman. “Because of the favorable shift to higher-margin products and reductions in operating costs, we exceeded our profitability target for the quarter.”

Business Outlook

These statements are forward-looking, subject to risks and uncertainties, and actual results might differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business or of merger or acquisition activities that may be concluded after June 30, 2003, including the proposed merger with Pixelworks, Inc. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Continuing uncertainty surrounding global economic and political conditions makes it particularly difficult to predict product demand and other related matters.

•	The company estimates that revenue in its fiscal quarter ending September 30, 2003 will be between $44 and $48 million. Revenue is highly dependent on a number of factors including, but not limited to, the growth rate of the flat panel monitor and the company’s other markets, the rate of decline in product pricing, the company’s ability to maintain design wins with customers, timely new product introductions, supply of products from the company’s third party suppliers, the actions of competitors and general economic conditions.

•	The company expects overall gross profit margins in the fiscal quarter ending September 30, 2003 to be in the range of 36 to 38%. Gross profit margins might be higher or lower than expected due to many factors including, but not limited to: competitive pricing actions; changes in estimated product costs or manufacturing yields; revenue levels; and changes in estimated product mix.

•	The company expects total operating expenses on a GAAP basis of approximately $22.5 to $23.3 million in the fiscal quarter ending September 30, 2003. This amount includes estimated costs associated with intellectual property defense of between $2.5 and $2.8 million and non-cash charges for the amortization of deferred stock compensation and acquired intangibles of approximately $4.0 million.

•	The company expects a pro forma (1) income tax rate of between 15 and 20% of pro forma net income before income taxes.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS—News) is a leading provider of image processing systems enabling superior picture quality for a variety of consumer and PC-display products. Featuring Genesis Display Perfection™ technologies and Emmy-award winning Faroudja® video technology, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad set of devices including flat-panel displays, digital TVs, digital CRTs, and DVD players. The Genesis technology portfolio features analog and mixed signal System-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement and IntelliComb™ video decoding and includes over 135 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, Korea, China and Japan. For more information about Genesis Microchip Inc. or Genesis Display Perfection™ technologies, please visit www.genesis-microchip.com.

Note to Editors: Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Safe Harbor Statement

This press release contains forward-looking statements, including, without limitation, comments by Eric Erdman and forward-looking statements regarding the company’s financial performance in its fiscal year 2004 contained in the Business Outlook section, including anticipated revenues, gross margins, operating expenses and tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

The risks and uncertainties include those mentioned above; the company’s ability to expand into new markets; the company’s ability to manage inventory; and costs and outcome of legal proceedings. Other risk factors are listed in the company’s SEC reports, including but not limited to Genesis’s report on Form 10-K/A for the fiscal year ended March 31, 2003.

The forward-looking statements in this press release are the company’s targets, not predictions of actual performance. The company’s performance has deviated, often materially, from its targets as of the beginning of a quarter. Any statements by persons outside the company speculating on the progress of the quarter, or other aspects of the company’s business, will not be based on internal company information and should be assessed accordingly by investors.

Financial Statements attached:

•	Consolidated statements of operations
•	Pro forma consolidated statements of operations
•	Pro forma financial reconciliation
•	Consolidated balance sheets

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended
	30-Jun-03	30-Jun-02
Revenues	$53,887	$41,559
Cost of revenues	30,759	25,491

Gross profit	23,128	16,068

	42.9%	38.7%

Operating expenses:
Research and development	9,020	8,090
Selling, general and administrative	9,136	8,251
Amortization of acquired intangibles	2,654	2,665
Amortization of deferred stock-based compensation	836	1,785

Total operating expenses	21,646	20,791

Income (loss) from operations	1,482	(4,723)
Interest income	171	388
Imputed interest on lease liability	—	(165)

Net interest income	$171	$223

Income (loss) before income taxes	1,653	(4,500)
Provision for (recovery of) income taxes	260	(463)

Net income (loss)	$1,393	$(4,037)

Earnings (loss) per share:
Basic	0.04	(0.13)
Diluted	0.04	(0.13)
Weighted average number of common shares outstanding:
Basic	31,289	31,062
Diluted	32,800	31,062

GENESIS MICROCHIP INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30, 2003			June 30, 2002
	LCD Monitor	Other	Total	LCD Monitor	Other	Total
Revenues	$42,306	$11,581	$53,887	$33,935	$7,624	$41,559
Cost of revenues	25,608	5,151	30,759	21,339	4,152	25,491

Gross Profit	16,698	6,430	23,128	12,596	3,472	16,068

	39.5%	55.5%	42.9%	37.1%	45.5%	38.7%

Operating expenses:
Research and development	5,246	3,774	9,020	3,149	3,790	6,939
Selling, general and administrative	6,189	2,947	9,136	4,759	2,464	7,223

	11,435	6,721	18,156	7,908	6,254	14,162

Income (loss) from operations	$5,263	$(291)	$4,972	$4,688	$(2,782)	$1,906

Interest income			171			388

Income before income taxes			$5,143			$2,294
Income tax expense			1,029			573

Net income			$4,114			$1,721

Earnings per share:
Basic			$0.13			$0.06
Diluted			$0.13			$0.05
Weighted average number of common shares outstanding:
Basic			31,289			31,062
Diluted			32,800			31,843

GENESIS MICROCHIP INC.

PRO FORMA FINANCIAL RECONCILIATION

(amounts in thousands, except per share amounts)

(unaudited)

This press release includes pro forma operating results that are not in accordance with GAAP. A reconciliation of the presentation of historical pro forma results to GAAP is provided in the following table. As described in the tables, for the three months ended June 30, 2002, pro forma net income excludes charges related to the amortization of acquired intangible assets and deferred stock-based compensation expense, severance costs, VM Labs operating costs, imputed interest on lease obligations and related income tax adjustments, and for the three months ended June 30, 2003, pro forma net income excludes charges related to the amortization of acquired intangible assets and deferred stock-based compensation expense and related income tax adjustments. We use pro forma operating results to evaluate our operating performance and believe that assessment of pro forma performance enhances management’s and our investors’ ability to evaluate comparable historic operating results. Discussion of pro forma income tax rate in this press release is based on pro forma net income as described in the following table.

	Three months ended
	June 30, 2003	June 30, 2002
Income (loss) from operations—GAAP	$1,482	$(4,723)

Pro forma adjustments:
Amortization of acquired intangibles
Amortization of deferred stock-based compensation	2,654	2,665
Severance costs	836	1,785
VM Labs operating costs	—	330
	—	1,849

Income from operations—pro forma	4,972	1,906
Net interest income—GAAP	171	223
Imputed interest on lease liability	—	165

Interest income—pro forma	171	388

Income before tax—pro forma	5,143	2,294

Provision for (recovery of) income taxes—GAAP	260	(463)
Tax effect of pro forma adjustments	769	1,036

Provision for income taxes—pro forma	1,029	573

Net income (loss)—GAAP	$1,393	$(4,037)

Net income—pro forma	$4,114	$1,721

Diluted earnings per share:
GAAP	$0.04	$(0.13)
Pro forma	$0.13	$0.05

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands of dollars)

(unaudited)

ASSETS

	June 30, 2003	March 31, 2003
Current assets:
Cash and short-term investments	$107,202	$113,138
Accounts receivable trade	29,457	25,587
Inventory	20,012	14,269
Other	7,249	5,697

Total current assets	163,920	158,691
Capital assets	11,756	12,770
Acquired intangibles	34,279	36,933
Goodwill	189,579	189,579
Other	6,424	4,681

Total assets	$405,958	$402,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,700	8,640
Accrued liabilities	18,995	18,164
Income taxes payable	1,244	722
Loans payable	335	334

Total current liabilities	24,274	27,860
Long-term liabilities:
Deferred income taxes	523	961

Total liabilities	24,797	28,821

Stockholders’ equity:
Capital stock	387,580	382,618
Cumulative other comprehensive loss	(94)	(94)
Deferred stock-based compensation	(5,836)	(6,809)
Deficit	(489)	(1,882)

Total stockholders’ equity	381,161	373,833

Total liabilities and stockholders’ equity	$405,958	$402,654